UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 3, 2011

CINCINNATI BELL INC.
(Exact name of registrant as specified in its charter)

Commission File No. 1-8519

Ohio (State or other jurisdiction of incorporation)	31-1056105 (IRS Employer Identification No.)
221 East Fourth Street, Cincinnati, Ohio 45202
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (513) 397-9900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
     The 2011 Annual Meeting of Shareholders of Cincinnati Bell Inc. (the “Company”) was held on May 3, 2011. The final voting results for each of the proposals submitted for a vote of the shareholders are set forth below.
Proposal 1
The shareholders elected each of the Company’s nominees for director to serve a one-year term until the 2012 Annual Meeting of Shareholders and until their respective successors are elected and qualified. The voting results were as follows:

	For	Against	Abstain	Broker Non-Votes
Bruce L. Byrnes	144,052,549	21,002,294	572,300	16,019,749
John F. Cassidy	161,118,343	4,084,843	423,957	16,019,749
Phillip R. Cox	142,493,541	22,612,058	521,544	16,019,749
Jakki L. Haussler	162,144,418	2,769,388	713,337	16,019,749
Craig F. Maier	144,047,024	20,984,162	595,957	16,019,749
Alex Shumate	144,044,977	21,004,122	578,044	16,019,749
Lynn A. Wentworth	162,339,752	2,716,648	570,743	16,019,749
John M. Zrno	143,286,310	21,647,128	693,705	16,019,749
Proposal 2
The shareholders ratified the Audit and Finance Committee’s appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
177,760,323	3,333,807	552,762	0
Proposal 3
The shareholders voted as follows on the advisory vote on the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
49,319,653	96,939,788	19,367,702	16,019,749
Proposal 4
The shareholders voted as follows on the advisory vote on the frequency of holding advisory votes on executive compensation:

Every Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Votes
91,537,369	658,694	53,895,980	19,535,100	16,019,749
In light of the voting results, the Board of Directors has decided that the Company will hold the advisory vote on executive compensation every year until the next required advisory vote on the frequency of holding advisory votes on executive compensation.
Proposal 5
The shareholders approved the Cincinnati Bell Inc. 2011 Short-Term Incentive Plan. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
144,802,411	20,249,753	574,979	16,019,749

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.
By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Vice President, General Counsel and Secretary

Dated: May 9, 2011